Exhibit 10.4
AMENDMENT TO LETTER AGREEMENT
     Reference is made to that certain letter agreement dated as of October 13, 2009 (the “Letter Agreement”) by and among Levine Leichtman Capital Partners, Inc. (“LLCP”), Alex Meruelo, Meruelo Enterprises, Inc., the Alex Meruelo Living Trust and Luis Armona. Capitalized terms used but not defined herein shall have the meanings assigned to such terms in the Letter Agreement.
     The parties to the Letter Agreement have determined that it is necessary to amend Section 12 of the Letter Agreement to provide that:
The date that either Alex Meruelo (on behalf of the Meruelo Parties) or LLCP may terminate the Letter Agreement (but with respect to the Meruelo Parties, not their obligations under Sections 4 through 15, each of which shall survive any termination of the Letter Agreement) upon written notice to such other party is extended from December 30, 2009 to March 31, 2010 (the “Outside Termination Date”), provided however, if a merger agreement is entered into with the Company with respect to the transactions contemplated by the Letter Agreement, the Outside Termination Date shall mean the earlier of the date that such merger is consummated or the date on which such merger agreement is terminated by mutual agreement of the parties thereto or in accordance with its terms.
     The parties hereto have executed this Amendment to the Letter Agreement on this 23rd day of December, 2009.
[Signature page follows]

LLCP Levine Leichtman Capital Partners, Inc.
By:	/s/ Lauren B. Leichtman
Lauren B. Leichtman, Chief Executive Officer

MERUELO PARTIES Alex Meruelo
/s/ Alex Meruelo

Meruelo Enterprises, Inc.
By:	/s/ Alex Meruelo
	Name:	Alex Meruelo
	Title:	President

Alex Meruelo Living Trust
By:	/s/ Alex Meruelo
	Name:	Alex Meruelo
	Title:	Trustee

Luis Armona
/s/ Luis Armona